EXECUTION COPY

EXHIBIT 4.6

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933 AS AMENDED (THE “U.S. SECURITIES ACT”), AND MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (A) TO OPPENHEIMER HOLDINGS INC. (THE “CORPORATION”), (B) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT, (C) IN COMPLIANCE WITH THE EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT PROVIDED BY RULE 144 OR 144A THEREUNDER, IF AVAILABLE, AND IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAW, OR (D) WITH THE PRIOR WRITTEN CONSENT OF THE CORPORATION (WHICH MAY BE CONDITIONED ON DELIVERY OF A LEGAL OPINION IN FORM AND SUBSTANCE SATISFACTORY TO THE CORPORATION), PURSUANT TO ANOTHER EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

THE PRESENCE OF THIS LEGEND MAY IMPAIR THE ABILITY OF THE HOLDER HEREOF TO EFFECT GOOD DELIVERY OF THE SECURITIES REPRESENTED HEREBY ON A CANADIAN STOCK EXCHANGE.  A CERTIFICATE WITHOUT A LEGEND MAY BE OBTAINED FROM THE REGISTRAR AND TRANSFER AGENT IN CONNECTION WITH A SALE OF THE SECURITIES REPRESENTED HEREBY AT A TIME WHEN THE CORPORATION IS A “FOREIGN ISSUER” AS DEFINED IN REGULATION S UNDER THE U.S. SECURITIES ACT UPON DELIVERY OF THIS CERTIFICATE AND AN EXECUTED DECLARATION, IN A FORM SATISFACTORY TO THE REGISTRAR AND TRANSFER AGENT AND THE CORPORATION, TO THE EFFECT THAT SUCH SALE IS BEING MADE IN ACCORDANCE WITH RULE 904 OF THE REGULATION S UNDER THE U.S. SECURITIES ACT.

UNLESS PERMITTED UNDER APPLICABLE SECURITIES LEGISLATION, THE HOLDER OF THE SECURITIES REPRESENTED HEREBY SHALL NOT TRADE SUCH SECURITIES BEFORE MAY 15, 2008. RIGHTS TO TRANSFER AND ASSIGN THE SECURITIES REPRESENTED HEREBY ARE FURTHER RESTRICTED BY THE TERMS HEREOF.

THIS CERTIFICATE, AND THE CLASS A NON-VOTING SHARE PURCHASE WARRANTS EVIDENCED HEREBY, WILL BE VOID AND OF NO VALUE UNLESS EXERCISED BY 5:00 P.M. (TORONTO TIME) 90 DAYS AFTER THE FIFTH ANNIVERSARY OF ISSUANCE.

JANUARY 14, 2008

OPPENHEIMER HOLDINGS INC.

a corporation incorporated under the laws of Canada
and having its principal office at
Suite 1110, P.O. Box 2015
20 Eglinton Avenue West
Toronto, ON
M4R 1K8

NO. W-A1	1,000,000 WARRANTS
Each whole warrant entitling the holder to acquire one Class A non-voting share of Oppenheimer Holdings Inc., subject to adjustment as provided herein.

CLASS A NON-VOTING SHARE PURCHASE WARRANTS

THIS IS TO CERTIFY THAT for value received Canadian Imperial Bank of Commerce., having a registered address at 199 Bay Street, 11th Floor, Commerce Court West, Toronto, Ontario M5L 1A2, (the “Holder”) is the registered holder of the number of Warrants stated above and is entitled, for each whole Warrant represented hereby, to purchase one fully paid and non-assessable Class A non-voting share  (“Shares”) in the capital of Oppenheimer Holdings Inc. (the “Corporation”) commencing at 5:00 p.m. (Toronto Time) on the fifth anniversary of the issuance (the "Initial Exercise Time") and ending at 5:00 p.m. (Toronto Time) on the date which is 90 (ninety) days after the Initial Exercise Time (the “Expiry Time”) at a price per Share of $48.62, subject to adjustment as hereinafter provided (the “Exercise Price”), upon and subject to the following terms and conditions.

1.

The Warrants represented by this Warrant Certificate have not been registered under the United States Securities Act of 1933 as amended (the “U.S. Securities Act”), and may be offered, sold or otherwise transferred only (A) to the Corporation, (B) outside the United States in compliance with Rule 904 of Regulation S under the U.S. Securities Act, (C) in compliance with the exemption from registration under the U.S. Securities Act provided by Rule 144 or 144A thereunder, if available, and in compliance with any applicable state securities laws, or (D) with the prior written consent of the Corporation (which may be conditioned on delivery of a legal opinion in form and substance satisfactory to the Corporation), pursuant to another exemption from registration under the U.S. Securities Act and any applicable state securities laws.

The presence of legends on this Warrant Certificate may impair the ability of the Holder hereof to effect good delivery of the securities represented hereby on a Canadian stock exchange.  A Warrant Certificate without a legend may be obtained from the registrar and transfer agent in connection with a sale of the securities represented hereby at a time when the Corporation is a “foreign issuer” as defined in Regulation S under the U.S. Securities Act upon delivery of this Warrant Certificate and an executed declaration in a form satisfactory to the registrar and transfer agent and the Corporation, to the effect that such sale is being made in accordance with Rule 904 of Regulation S under the U.S. Securities Act; provided, that if the securities are being sold outside the United States in compliance with the requirements of Rule 904 of Regulation S under the U.S. Securities Act at a time when the Corporation is a “foreign issuer” as defined in Regulation S, the legends may be removed by providing a declaration to Mellon Investor Services, LLC, the registrar and transfer agent of the Corporation, as set forth in Schedule “A” hereto (or as the Corporation may prescribe from time to time).

The Warrants may not be exercised in the United States or by or on behalf of a U.S. person (as defined in Regulation S under the U.S. Securities Act) unless an exemption from registration under the U.S. Securities Act and any applicable state securities law is available, and the Corporation receives an opinion of counsel to such effect in form and substance satisfactory to it, provided that an Accredited Investor as defined in Rule 501(a) under the U.S. Securities Act may exercise Warrants that it purchased directly from the Corporation and any Shares issued upon exercise of such Warrants without delivering an opinion of counsel.

The Warrants represented by this Warrant Certificate and the Shares issuable upon exercise of these Warrants are subject to certain resale restrictions under applicable Canadian provincial securities legislation.  In particular, unless permitted under applicable Canadian provincial securities legislation and subject to Section 16 hereof, the Warrants may not be traded before May 15, 2008.  The Holder is advised to seek professional advice as to applicable resale restrictions.

2.

The Holder may exercise all or any number of whole Warrants represented hereby, upon delivering after the Initial Exercise Time and prior to the Expiry Time, to the Corporation at its principal office noted above this Warrant Certificate, together with a duly completed and executed subscription notice in the form attached hereto (the “Subscription Notice”) evidencing the election (which on delivery to the Corporation shall be irrevocable) of the Holder to exercise the number of Warrants set forth in the Subscription Notice (which shall not be greater than the number of Warrants represented by this Warrant Certificate as adjusted from time to time pursuant to Sections 6 and 7 of this Warrant Certificate) and a certified cheque or bank draft payable to the Corporation for the aggregate Exercise Price of all Warrants being exercised. If the Holder is not exercising all Warrants represented by this Warrant Certificate, the balance of the Warrants shall expire and may not subsequently be exercised.

3.

In lieu of exercising Warrants for cash, the Holder may elect to convert the Warrants (the “Conversion Right”) into that number of Shares determined by multiplying the number of Shares purchasable under this Warrant by the difference between the Current Market Price (as defined in Section 7) and the Exercise Price (as adjusted to the date of such calculations) and dividing the product by such Current Market Price. The Conversion Right may be exercised by the Holder by surrender of this Warrant Certificate at the principal office of the Corporation together with a duly executed Subscription Notice in the form attached hereto indicating the Holder’s intention to exercise the Conversion Right.

4.

The Holder shall be deemed to have become the holder of record of such Shares as of the date on which the duly completed and executed Subscription Notice, this Warrant Certificate and payment for such Shares shall have been received by the Corporation in accordance herewith (the “Exercise Date”); provided, however, that if such date is not a business day in the City of Toronto, Ontario (a “Business Day”) then the Shares shall be deemed to have been issued and the Holder shall be deemed to have become the holder of record of the Shares on the next following Business Day. Within 15 Business Days of the Exercise Date, the Corporation shall issue and deliver (or cause to be delivered) to the Holder, by registered mail or pre-paid courier to his, her or its address specified in the register of the Corporation, one or more certificates for the appropriate number of issued and outstanding Shares.

5.

The Corporation covenants and agrees that, until the Expiry Time, while any of the Warrants represented by this Warrant Certificate shall be outstanding, it shall reserve and there shall remain unissued out of its authorized capital a sufficient number of Shares to satisfy the right of purchase herein provided, as such right of purchase may be adjusted pursuant to Sections 6 and 7 of this Warrant Certificate. All Shares which shall be issued upon the exercise of the right to purchase herein provided for, upon payment therefor of the amount at which such Shares may at the time be purchased pursuant to the provisions hereof, shall be issued as fully paid and non-assessable shares and the holders thereof shall not be liable to the Corporation or its creditors in respect thereof.

6.

The Exercise Price and/or the number of Shares purchasable upon exercise of the Warrants shall be subject to adjustment from time to time in the events and in the manner provided as follows:

(a)

Share Reorganization. If and whenever prior to the Expiry Time the Corporation shall:

(i)

issue Shares or securities exchangeable for or convertible into Shares to holders of all or substantially all of its then outstanding Shares by way of stock dividend or other distribution, or

(ii)

subdivide, redivide or change its outstanding Shares into a greater number of Shares, or

(iii)

consolidate, reduce or combine its outstanding Shares into a lesser number of Shares,

(any of such events in these paragraphs (i), (ii) and (iii) being a “Share Reorganization”), then the Exercise Price shall be adjusted as of the effective date or record date, as the case may be, at which the holders of Shares are determined for the purpose of the Share Reorganization by multiplying the Exercise Price in effect immediately prior to such effective date or record date by a fraction, the numerator of which shall be the number of Shares outstanding on such effective date or record date before giving effect to such Share Reorganization and the denominator of which shall be the number of Shares outstanding as of the effective date or record date after giving effect to such Share Reorganization (including, in the case where securities exchangeable for or convertible into Shares are distributed, the number of Shares that would have been outstanding had such securities been fully exchanged for or converted into Shares on such record date or effective date). From and after any adjustment of the Exercise Price pursuant to this Section 6(a), the number of Shares purchasable pursuant to this Warrant Certificate shall be adjusted contemporaneously with the adjustment of the Exercise Price by multiplying the number of Shares then otherwise purchasable on the exercise thereof by a fraction, the numerator of which shall be the Exercise Price in effect immediately prior to the adjustment and the denominator of which shall be the Exercise Price resulting from such adjustment.

(b)

Rights Offering. If and whenever prior to the Expiry Time the Corporation shall fix a record date for the issue of rights, options or warrants to all or substantially all of the holders of Shares under which such holders are entitled, during a period expiring not more than 45 days after the record date for such issue (“Rights Period”), to subscribe for or purchase Shares or securities exchangeable for or convertible into Shares at a price per share to the holder (or having a conversion price or exchange price per Share) of less than 95% of the Current Market Price (as defined in Section 7 hereof) for the Shares on such record date (any of such events being called a “Rights Offering”), then the Exercise Price shall be adjusted effective immediately after the end of the Rights Period to a price determined by multiplying the Exercise Price in effect immediately prior to the end of the Rights Period by a fraction:

(i)

the numerator of which shall be the aggregate of:

(A)

the number of Shares outstanding as of the record date for the Rights Offering, and

(B)

a number determined by dividing either

I.

the product of the number of Shares issued or subscribed for during the Rights Period and the price at which such Shares are offered,

or, as the case may be,

II.

the product of the exchange or conversion price per share of such securities offered and the number of Shares for or into which the securities so offered pursuant to the Rights Offering have been exchanged or converted during the Rights Period, by the Current Market Price of the Shares as of the record date for the Rights Offering; and

(ii)

the denominator of which shall be the number of Shares outstanding after giving effect to the Rights Offering and including the number of Shares actually issued or subscribed for during the Rights Period upon exercise of the rights, warrants or options under the Rights Offering or upon the exercise of the exchange or conversion rights contained in such exchangeable or convertible securities under the Rights Offering.

If the Expiry Time occurs during the period beginning immediately after the record date for a Rights Offering and ending on the last day of the Rights Period, the Holder shall, in addition to the Shares to which the Holder is otherwise entitled upon such exercise in accordance with Section 2 hereof, be entitled to that number of additional Shares equal to the result obtained when the difference, if any, resulting from the subtraction of the Exercise Price as adjusted for such Rights Offering pursuant to this Section 6(b) from the Exercise Price in effect immediately prior to the end of such Rights Offering is multiplied by the number of Shares purchased upon exercise of the Warrants held by such Holder during such period, and the resulting product is divided by the Exercise Price as adjusted for such Rights Offering pursuant to this Section 6(b); provided that the provisions of Section 12 shall be applicable to any fractional interest in a Share to which such Holder might otherwise be entitled under the foregoing provisions of this Section 6(b). Such additional Shares shall be deemed to have been issued to the Holder immediately following the end of the Rights Period and a certificate for such additional Shares shall be delivered to such Holder within ten Business Days following the end of the Rights Period.

(c)

Special Distribution. If and whenever prior to the Expiry Time the Corporation shall issue or distribute to all or to substantially all the holders of the Shares:

(i)

securities of the Corporation including shares, rights, options or warrants to acquire shares of any class or securities exchangeable for or convertible into or exchangeable into any such shares or cash, property or assets and including evidences of its indebtedness, or

(ii)

any cash, property or other assets,

and if such issuance or distribution does not constitute Dividends Paid in the Ordinary Course (as defined in Section 7), a Share Reorganization or a Rights Offering (any of such non-excluded events being herein called a “Special Distribution”), the Exercise Price shall be adjusted immediately after the record date for the Special Distribution so that it shall equal the price determined by multiplying the Exercise Price in effect on such record date by a fraction:

(i)

the numerator of which shall be the amount by which

(A)

the amount obtained by multiplying the number of shares outstanding on such record date by the Current Market Value of the Shares on such record date;

exceeds

(B)

the fair market value (as determined by the directors of the Corporation) of such Special Distribution; and

(i)

the denominator of which shall be the amount in clause (i)(A) above.

(a)

Capital Reorganization. If and whenever prior to the Expiry Time there shall be a reclassification of Shares at any time outstanding or a change of the Shares into other shares or into other securities (other than a Share Reorganization), or a consolidation, amalgamation, arrangement or merger of the Corporation with or into any other corporation or other entity (other than a consolidation, amalgamation, arrangement or merger which does not result in any reclassification of the outstanding Shares or a change of the Shares into other securities), or a transfer of the undertaking or assets of the Corporation as an entirety or substantially as an entirety to another corporation or other entity (any of such events being herein called a “Capital Reorganization”), the Holder shall be entitled to receive, and shall accept upon the exercise of the right of purchase or conversion for the same aggregate consideration, in lieu of the number of Shares to which such holder was theretofore entitled upon such exercise, the aggregate number of shares, other securities or other property which such holder would have been entitled to receive as a result of such Capital Reorganization if, on the record date or effective date thereof, as the case may be, it had been the registered holder of the number of Shares to which such holder was theretofore entitled to subscribe for and purchase; provided however, that no such Capital Reorganization shall be carried into effect unless all necessary steps shall have been taken to so entitle the Holder. If determined appropriate by the board of directors of the Corporation, acting reasonably and in good faith, and subject to the prior written approval of the principal stock exchange or over-the-counter market on which the Shares are then listed or quoted for trading to the extent applicable, appropriate adjustments shall be made as a result of any such Capital Reorganization in the application of the provisions set forth in this Section 6 with respect to the rights and interests thereafter of the Holder to the end that the provisions set forth in this Section 6 shall thereafter correspondingly be made applicable as nearly as may reasonably be in relation to any shares, other securities or other property thereafter deliverable upon the exercise of any Warrant. Any such adjustments shall be made by and set forth in terms and conditions supplemental hereto approved by the board of directors of the Corporation, acting reasonably and in good faith.

(b)

If and whenever at any time prior to the Expiry Time, the Corporation takes any action affecting its Shares to which the foregoing provisions of this Section 6, in the opinion of the board of directors of the Corporation, acting reasonably and in good faith, are not strictly applicable, or if strictly applicable would not fairly adjust the rights of the Holder against dilution in accordance with the intent and purposes thereof, or would otherwise materially affect the rights of the Holder hereunder, then the Corporation shall execute and deliver to the Holder an amendment hereto providing for an adjustment in the application of such provisions so as to adjust such rights as aforesaid in such a manner as the board of directors of the Corporation may determine to be equitable in the circumstances, acting reasonably and in good faith. The failure of the taking of action by the board of directors of the Corporation to so provide for any adjustment on or prior to the effective date of any action or occurrence giving rise to such state of facts will be conclusive evidence that the board of directors has determined that it is equitable to make no adjustment in the circumstances.

1.

The following rules and procedures shall be applicable to the adjustments made pursuant to Section 6:

(a)

The adjustments provided for in Section 6 are cumulative, and shall, in the case of adjustments to the Exercise Price be computed to the nearest one-tenth of one cent and shall be made successively whenever an event referred to therein shall occur, subject to the following paragraphs of this Section 7.

(b)

No adjustment in the Exercise Price or in the number of Shares purchasable upon exercise of Warrants shall be made in respect of any event described in Section 6, other than the events referred to in Sections 6(a)(ii) and (iii), if the Holder is entitled to participate in such event on the same terms, mutatis mutandis, as if it had exercised its Warrants prior to or on the effective date or record date of such event. The terms of the participation of the Holder in such event shall be subject to the prior written approval of the principal stock exchange or over-the-counter market on which the Shares are then listed or quoted for trading to the extent applicable.

(c)

No adjustment in the Exercise Price shall be made pursuant to Section 6 in respect of the issue from time to time:

(i)

of Shares purchasable on exercise of the Warrants represented by or issued concurrently with this Warrant Certificate;

(ii)

of Shares issuable pursuant to Section 3.04 of the Amended and Restated Asset Purchase Agreement, dated as of January 14, 2008, by and among, among others, the Corporation, Oppenheimer & Co. Inc., Canadian Imperial Bank of Commerce, CIBC World Markets Corp., and CIBC World Markets plc;

(iii)

in respect of the issue from time to time as Dividends Paid in the Ordinary Course of Shares to holders of Shares who exercise an option or election to receive substantially equivalent dividends in Shares in lieu of receiving a cash dividend pursuant to a dividend reinvestment plan or similar plan adopted by the Corporation in accordance with the requirements of the principal Canadian stock exchange or over-the-counter market on which the Shares are then listed or quoted for trading and applicable securities laws; or

(iv)

of Shares pursuant to any stock option, stock option plan, stock purchase plan or benefit plan in force at the date hereof for directors, officers, employees, advisers or consultants of the Corporation, as such option or plan is amended or superseded from time to time in accordance with the requirements of the principal stock exchange or over-the-counter market on which the Shares are then listed or quoted for trading and applicable securities laws, and such other stock option, stock option plan, stock purchase plan or benefit plan as may be adopted by the Corporation in accordance with the requirements of the principal stock exchange or over-the-counter market on which the Shares are then listed or quoted for trading and applicable securities laws;

and any such issue shall be deemed not to be a Share Reorganization or Capital Reorganization.

(d)

If the Corporation shall set a record date to determine the holders of the Shares for the purpose of entitling them to receive any dividend or distribution or any subscription or purchase rights and shall, thereafter and before the distribution to such shareholders of any such dividend, distribution or subscription or purchase rights, legally abandon its plan to pay or deliver such dividend, distribution or subscription or purchase rights, then no adjustment in the Exercise Price or the number of Shares purchasable upon exercise of any Warrant shall be required by reason of the setting of such record date.

(e)

As a condition precedent to the taking of any action which would require any adjustment in any of the subscription rights pursuant to this Warrant Certificate, including the Exercise Price and the number or class of shares or other securities which are to be received upon the exercise thereof, the Corporation shall take any corporate action which may be necessary in order that the Corporation have unissued and reserved in its authorized capital and may validly and legally issue as fully paid and non-assessable all the shares or other securities which the holder of such Warrant Certificate is entitled to receive on the full exercise thereof in accordance with the provisions hereof.

(f)

For the purposes of this Warrant Certificate, “Current Market Price” of a Share at any date shall be calculated as the price per Share equal to the weighted average price at which the Shares have traded in the principal stock exchange or, if the Shares are not listed, the over-the-counter market, on which the Shares are then listed or posted for trading during the 20 consecutive trading days (on each of which at least 500 Shares are traded in board lots) ending on the fifth trading day immediately prior to such date as reported by such market or exchange in which the Shares are then trading or quoted. If the Shares are not then traded in the over-the-counter market or on a recognized stock exchange, the Current Market Price of the Shares shall be the fair market value of the Shares as determined in good faith by the board of directors of the Corporation after consultation with a nationally or internationally recognized investment dealer or investment banker.

(g)

For the purposes of this Warrant Certificate, “Dividends Paid in the Ordinary Course” means dividends paid on the outstanding Shares in any financial year of the Corporation, whether in cash or in shares of the Corporation, to the extent that the amount or value of such dividends in the aggregate does not exceed the greater of:

(i)

100% of the aggregate amount or value of dividends paid by the Corporation on the Shares in its immediately preceding financial year; or

(ii)

5% of the consolidated net income (before extraordinary items but after dividends payable on all shares ranking senior to or on a parity with the Shares with respect to the payment of dividends) of the Corporation for its immediately preceding financial year.

For the purposes of the foregoing definition any Shares paid as a dividend shall be valued at their Current Market Price at the record date for such dividend and any other shares of the Corporation shall be valued in like manner.

(h)

In the absence of a resolution of the board of directors of the Corporation fixing a record date for any dividend or distribution referred to in Section 6(a)(i) or any Rights Offering or Special Distribution, the Corporation shall be deemed to have fixed as the record date therefor the date on which such dividend or distribution is effected.

(i)

Any question that at any time or from time to time arises with respect to the amount of any adjustment to the Exercise Price or other adjustments pursuant to Section 6 shall be conclusively determined by a firm of independent chartered accountants (who may be the Corporation’s auditors) and shall be binding upon the Corporation and the Holder. Notwithstanding the foregoing, such determination shall be subject to the prior written approval of the principal stock exchange or over-the-counter market on which the Shares are then listed or quoted for trading, to the extent applicable. If any such determination is made, the Corporation shall notify the Holder in the manner contemplated in Section 19 describing such determination.

2.

On the happening of each and every such event set out in Section 6, the applicable provisions of this Warrant Certificate, including the Exercise Price, shall, ipso facto, be deemed to be amended accordingly and the Corporation shall take all necessary action so as to comply with such provisions as so amended.

3.

If Section 6 would require that an adjustment shall be effective immediately after a record date for an event referred to herein, the Corporation may defer, until the occurrence of such an event:

(a)

issuing to the holder of any Warrant exercised after such record date and before the occurrence of such event, the additional Shares issuable upon such exercise by reason of the adjustment required by such event, and

(b)

delivering to such holder any distributions declared with respect to such additional Shares after such Exercise Date and before such event;

provided, however, that the Corporation shall deliver or cause to be delivered to such holder, an appropriate instrument evidencing such holder’s right, upon the occurrence of the event requiring the adjustment, to an adjustment in the Exercise Price or the number of Shares purchasable on the exercise of any Warrant and to such distributions declared with respect to any additional Shares issuable on the exercise of any Warrant.

4.

At least 10 Business Days prior to the effective date or record date, as the case may be, of (i) any event which requires or might require adjustment in any of the subscription rights pursuant to this Warrant Certificate, including the Exercise Price and the number of Shares which are purchasable upon the exercise thereof, or (ii) any event contemplated by Section 7(b) with respect to which no adjustment in the Exercise Price shall be required as a result of the Holder's eligibility to participate in such event, or, in either case, such longer period of notice as the Corporation shall be required to provide holders of Shares in respect of any such event, the Corporation shall notify the Holder of the particulars of such event and, if applicable and determinable, the required adjustment and the computation of such adjustment. If any applicable adjustment for which such notice has been given is not then determinable, the Corporation shall promptly after such adjustment is determinable notify the Holder of the adjustment and the computation of such adjustment.

5.

The Corporation shall maintain at its principal office a register of holders in which shall be entered the names and addresses of the holders of the Warrants and of the number of Warrants held by them.  Such register shall be open at all reasonable times for inspection by the Holder.  The Corporation shall notify the Holder forthwith of any change of address of the principal office of the Corporation.

6.

The Corporation shall not be required to issue fractional Shares in satisfaction of its obligations hereunder. If any fractional interest in a Share would, except for the provisions of this Section 12, be deliverable upon the exercise of a Warrant, the Corporation shall in lieu of delivering the fractional Shares therefor satisfy the right to receive such fractional interest by payment to the holder of such Warrant of an amount in cash equal (computed in the case of a fraction of a cent to the next lower cent) to the value of the right to acquire such fractional interest on the basis of the Current Market Price at the Exercise Date.

7.

Subject as herein provided, all or any of the rights conferred upon the Holder by the terms hereof may be enforced by the Holder by appropriate legal proceedings.

8.

The registered Holder of this Warrant Certificate may at any time up to and including the Expiry Time, upon the surrender hereof to the Corporation at its principal office, exchange this Warrant Certificate for one or more Warrant Certificates entitling the Holder to subscribe in the aggregate for the same number of Shares as is expressed in this Warrant Certificate. Any Warrant Certificate tendered for exchange shall be surrendered to the Corporation and cancelled.

9.

If this Warrant Certificate becomes stolen, lost, mutilated or destroyed, the Corporation shall, on such terms as it may in its discretion acting reasonably impose, issue and deliver to the Holder a new Warrant Certificate of like denomination, tenor and date as the Warrant Certificate so stolen, lost, mutilated or destroyed.

10.

This Warrant Certificate and the Warrants represented hereby are not transferable and are not assignable except with the prior consent of the Corporation and subject to compliance with all applicable laws.  Notwithstanding the foregoing, the Holder may transfer the Warrants represented hereby to a wholly-owned direct or indirect subsidiary of the Holder without the prior written consent of the Corporation, subject to compliance with all applicable laws and the other provisions hereof.

11.

Nothing contained herein shall confer any right upon the registered holder hereof or any other person to subscribe for or purchase any shares of the Corporation at any time subsequent to the Expiry Time. After the Expiry Time this Warrant Certificate and all rights hereunder shall be void and of no value.

12.

Except as expressly set out herein, the holding of this Warrant Certificate or the Warrants represented hereby shall not constitute a Holder hereof a holder of Shares nor entitle it to any right of interest in respect thereof.

13.

Unless herein otherwise expressly provided, any notice to be given hereunder to the Holder shall be deemed to be validly given if such notice is given by personal delivery or registered mail to the attention of the Holder at its registered address recorded in the registers maintained by the Corporation. Any notice so given shall be deemed to be validly given, if delivered personally, on the day of delivery and if sent by post or other means, on the fifth Business Day next following the sending thereof. In determining under any provision hereof the date when notice of any event must be given, the date of giving notice shall be included and the date of the event shall be excluded. All costs in connection with the giving of notices contemplated by this Warrant Certificate shall be borne by the Corporation.

14.

This Warrant Certificate is binding upon the Corporation and its successors and assigns.

15.

This Warrant Certificate and the Warrants represented hereby shall be governed by the laws of the Province of Ontario and the federal laws of Canada applicable therein.

16.

Concurrently with the execution and delivery of this Warrant Certificate, the Corporation and the Holder have entered into a Registration Rights Agreement, dated as of               , 200_, pursuant to which the Holder has certain rights with respect to the registration of Shares purchasable upon exercise of Warrants under applicable securities laws.

IN WITNESS WHEREOF this Warrant Certificate has been executed on behalf of Oppenheimer Holdings Inc. as of the 14th day of January, 2008.

OPPENHEIMER HOLDINGS INC.
By:
Authorized Signing Officer

SUBSCRIPTION NOTICE

TO:

OPPENHEIMER HOLDINGS INC.

Suite 1110, P.O Box 2015
20 Eglinton Avenue West
Toronto, ON, M4R 1K8

(a)

The undersigned registered Holder of the attached Warrant Certificate, hereby irrevocably elects (please check the correct box):

œ

to subscribe for ________________ Class A non-voting shares (“Shares”) (or such number of Shares or other securities or property to which such subscription entitles the undersigned in lieu thereof or in addition thereto under the Warrant Certificate) of Oppenheimer Holdings Inc. at the price per Share in United States funds of $48.62 (or such adjusted price which may be in effect under the provisions of the Warrant Certificate) and in payment of the exercise price encloses a certified cheque, bank draft or money order in lawful money of Canada payable to the order of Oppenheimer Holdings Inc. or its successor corporation; or

œ

to convert the Warrants represented by the attached Warrant Certificate into that number of Shares in accordance with Section 3 of the Warrant Certificate.

(b)

The Subscriber delivers herewith the above-mentioned Warrant Certificate entitling the undersigned to subscribe for the above-mentioned number of Shares.

The undersigned hereby directs that the said Shares be registered as follows:

Name(s) in full	Address(es) (including Postal Code)	Number of Shares

Total:________

(Please print full name in which share certificates are to be issued.  If any of the Shares are to be issued to a person or persons other than the Holder, the Holder must pay to the Corporation all requisite taxes or other governmental charges.)

The Subscriber hereby certifies that the undersigned is not a U.S. Person or a person in the United States, and is not acquiring any of the Shares hereby subscribed for the account or benefit of a U.S. Person or a person in the United States, and none of the persons listed in paragraph (b) above is a U.S. Person or a person in the United States, other than an Accredited Investor as defined in Rule 501(a) under the U.S. Securities Act of 1933, as amended.  For purposes hereof the terms “United States” and “U.S. Person” shall have the meanings ascribed to them in Regulation S under the U.S. Securities Act of 1933, as amended.

DATED this                      day of                              , 20__.

(Signature of Subscriber)

(Print Name of Subscriber)

(Address of Subscriber in full)

The certificates will be mailed by registered mail to the address appearing in this Subscription Notice.

SCHEDULE “A”

FORM OF DECLARATION FOR REMOVAL OF LEGEND

TO:

Oppenheimer Holdings Inc.

AND TO:

[______________________________]

as the registrar and transfer agent

for the Class A non-voting Shares of

Oppenheimer Holdings Inc.

Toronto, Ontario

The undersigned (A) acknowledges that the sale of the securities of Oppenheimer Holdings Inc. (the “Corporation”) to which this declaration relates is being made in reliance on Rule 904 of Regulation S under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”) and (B) certifies that (1) the undersigned is not an “affiliate” of the Corporation as that term is defined in Rule 405 under the U.S. Securities Act, a “distributor” or an affiliate of a “distributor”, (2) the offer of such securities was not made to a person in the United States and at the time the buy order was originated, the buyer was outside the United States, or the seller and any person acting on its behalf reasonably believe that the buyer was outside the United States, (3) neither the seller nor any affiliate of the seller nor any person acting on their behalf has engaged or will engage in any “directed selling efforts” in the United States in connection with the offer and sale of such securities, (4) the sale is bona fide and not for the purpose of “washing-off” the resale restrictions imposed because the securities are “restricted securities” as that term is described in Rule 144(a)(3) under the U.S. Securities Act, (5) the seller does not intend to replace such securities with fungible unrestricted securities, and (6) the contemplated sale is not a transaction, or part of a series of transactions, which, although in technical compliance with Regulation S, is part of a plan or scheme to evade the registration provisions of the U.S. Securities Act.  Unless otherwise specified, terms set forth above in quotation marks have the meanings given to them by Regulation S.

DATED:

By:

Name: